UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2012

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Ironwood Drive, Minden Nevada	89423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775 329 2180

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01             Entry into a Material Definitive Agreement.

On January 17, 2012, Spare Backup and Service Net, LLC. (“Service Net”) entered into a vendor services agreement (“VSA”) and statement of work agreement (“SOW”) covering a specific offering to a major U.S. mobile telecommunications company serving over 19 million customers (“Telco”).  The VSA is effective as of January 17, 2012 (“Effective Date”) and shall remain in effect for any term of any valid SOW.  This initial SOW shall commence as of the Effective Date and continue for a period of twenty-four (24) months (the “Initial Term”).  Thereafter, this SOW shall automatically renew (unless terminated as provided in Section IV), for consecutive 24-month periods (the “Additional Terms”) unless either party provides to the other party notice of non-renewal at least ninety (90) days prior to the expiration of the Initial Term or any Additional.

Under the terms of the VSA Spare Backup will provide its “Spare Online Data Backup”, “Spare Mobile”, “Spare Security” and “Spare Parental Control” (Eligible Products), for Service Net to market to their customers under the name “Spare Backup” or and agreed brand, The Eligible Products may be private label marketed showing “Powered by Spare Backup”.  The parties agree that the Eligible Products shall be marketed to consumers subject to the terms and conditions of each SOW. Spare Backup will provide the Eligible Products throughout the term of the Agreement including all “white label” portals powered by Spare Backup.

Under the terms of the SOW, the Eligible Products provided will be marketed to the Telco’s customers through Service Net beginning March 15, 2012 or sooner.  Certain of the Eligible Products will be included as part of the base service to all approved insurance and extended service plan consumers of the Telco (“Customers”) on a single phone or up to five phones, with additional services to be available on an upgrade basis for a monthly fee.  Spare Backup will receive an undisclosed monthly fee for all participating Customers with additional monthly fees for any upgraded services accepted.

Service Net is a service management company focused on enhancing the relationship between its clients and their customers to increase brand loyalty and maximize the lifetime value of their relationship. Service Net delivers a full range of industry-leading service solutions including warranty management administration, extended service programs, customer service support, service network management, claims processing services, and service contract underwriting. Service Net provides these services for a variety of manufacturers, retailers, buying groups and distributors. Service Net serves several Fortune 1,000 companies in the consumer electronics, home appliance, PC products, and HVAC industries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: January 23, 2012	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President